                                                                     EXHIBIT 3.2

            FILED
     IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

         APR 23 1996

DEAN HELLER SECRETARY OF STATE
       /s/ Dean Heller
         No. 7360-96



                               ARTICLES OF MERGER

                                       OF
                           PARKSIDE INDUSTRIES, INC.
                              (A UTAH CORPORATION)

                                      INTO

                           PARKSIDE INDUSTRIES, INC.
                             (A NEVADA CORPORATION)


     The undersigned officers, president and assistant secretary of Parkside Industries, Inc., a Utah corporation, and Parkside Industries, Inc., a Nevada corporation, hereby certify that the Plan and Agreement of Merger attached as
Exhibit I hereto and hereby made a part hereof (hereinafter the "Plan") was approved by the shareholders of Parkside Industries, Inc., a Utah corporation, by the shareholders at a duly called meeting held on April 22, 1996, after due notice was given, and was approved by the sole shareholder of Parkside Industries, Inc., a Nevada corporation, by unanimous consent action of such sole shareholder.

     The number of shares outstanding of each class of each corporation which were entitled to vote on the Plan, and the number of shares of each class of each corporation consenting and not consenting to the Plan, is as follows:

                                               Number of
                                               Shares               Number of Shares
                              Class            Outstanding    Consenting     Not Consenting
                              -----            -----------    ----------     --------------
Parkside Industries, Inc.     common stock     127,076,127    101,488,930    -0-
(a Utah corporation)          (no par)

Parkside Industries, Inc.     common stock     10             10             -0-
(a Nevada corporation)        ($.001 par)

     The number of votes cast for the Plan was sufficient for approval of the Plan.

     All of the presently outstanding shares of Parkside Industries, Inc., a Nevada corporation, are owned and held by Parkside Industries, Inc., a Utah corporation.

     The effective date of the merger shall be as set forth in Article II of the Plan, which date complies with subsection 16-10a-1104 of the Utah Revised Business Corporation Act.

     As set forth in Article VII of the Agreement and Plan of Reorganization, the following amendments to the Articles of Incorporation of Parkside Industries, Inc., a Nevada corporation, are provided:

     1.   Amend Article I of the Articles of Incorporation to read as follows:
     The name of the corporation is: LabCo Pharmaceuticals Corp.

     2.   Add article XII to read as follows:

               No director or officer shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of distributions in violation of NRS 78.300.

     At the above-referenced meeting of the shareholders, the shareholders also approved a one for one thousand reverse split of the outstanding shares effective the close of business on April 22, 1996.

     IN WITNESS WHEREOF, Parkside Industries, a Utah corporation, and Parkside Industries, Inc., a Nevada corporation, have caused these Articles of Merger to be executed in their respective corporate names by their respective presidents and their respective secretaries this 22nd day of April 1996.


Attest:                                   Parkside Industries, Inc.
                                          A Utah Corporation



 /s/ LAURA OLSON                          By  /s/ McKEEN M. WORTHEN
----------------------------------           ----------------------------------
Laura Olson, Secretary                        McKeen M. Worthen, President


Attest:                                   Parkside Industries, Inc.
                                          A Nevada Corporation



 /s/ LAURA OLSON                          By  /s/ McKEEN M. WORTHEN
----------------------------------           ----------------------------------
Laura Olson, Secretary                        McKeen M. Worthen, President



State of Utah         )
                      )  ss.
County of Salt Lake   )


     On the 22nd day of April 1996, personally appeared before me, a Notary Public, McKeen M. Worthen and Laura Olson, the president and secretary, respectively, of Parkside Industries, Inc., a Utah corporation, and Parkside Industries, Inc., a Nevada corporation, who acknowledged that they had executed the foregoing Articles of Merger.




                                        Mary Anderson
[NOTARY PUBLIC SEAL]                    ---------------------------------------
                                        Notary Public

                                   EXHIBIT 1
                          PLAN AND AGREEMENT OF MERGER
                                       OF
                           PARKSIDE INDUSTRIES, INC.
                              (A UTAH CORPORATION)
                                      INTO
                           PARKSIDE INDUSTRIES, INC.
                             (A NEVADA CORPORATION)

        Plan and Agreement of Merger (hereinafter called "Agreement of Merger") dated this 9th day of April 1996, by and between Parkside Industries, Inc., a corporation organized and existing under the laws of the State of Utah (hereinafter sometimes referred to as "Parkside (Utah)") and Parkside Industries, Inc., a corporation organized and existing under the laws of the State of Nevada (hereinafter sometimes referred to as "Parkside (Nevada)"), each with principal offices located at 1265 East Gunn Ave., Salt Lake City, Utah 84106. These two parties are herein sometimes referred to collectively as the "merging corporation," witnesseth:

        WHEREAS, Parkside (Nevada) is the wholly owned subsidiary of Parkside
(Utah);

        WHEREAS, Parkside (Utah) wishes to change the state of its domicile by merging into Parkside (Nevada); and

        WHEREAS, Section 92A.190 of the Nevada Revised Statutes and Section 16-10a-1104 of the Utah Business Corporation Act each authorize the merger of Parkside (Utah) and Parkside (Nevada);

        NOW, THEREFORE, the merging corporations have agreed, and do hereby agree, each with the other in consideration of the premises and the mutual agreements, provisions, covenants and grants herein contained and in accordance with the laws of the State of Nevada, and in accordance with the laws of the State of Utah, that Parkside (Utah) and Parkside (Nevada) be merged into a single corporation and that Parkside (Nevada) shall be the continuing and surviving corporation and do hereby agree upon and prescribe that the terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner of converting the presently outstanding shares of each of the merging corporations into the shares of Parkside (Nevada) are and shall be hereinafter set forth.

                                   ARTICLE I
                         MANNER OF CONVERSION OF SHARES

        1. The manner and basis of converting the shares of Parkside (Utah) into shares of Parkside (Nevada) are as follows: at the effective time of the merger, each share of common stock of Parkside (Utah) shall thereupon be converted into one share of Parkside (Nevada). Each holder of outstanding common stock of Parkside (Utah) upon surrender to Parkside (Nevada) of one or more certificates for such shares for cancellation shall be entitled to receive one or more certificates for the number of shares of common stock of Parkside (Nevada) represented by the certificates of Parkside (Utah) so surrendered for cancellation by such holder. Until so surrendered, each such certificate representing outstanding shares of common stock of Parkside (Utah) shall represent the ownership of a like number of shares of Parkside (Nevada) for all corporate and legal purposes.

        2. As of the effective time of the merger, all of the outstanding shares of common stock of Parkside (Nevada) which shares are held by Parkside
(Utah), shall be redeemed by Parkside (Nevada) for the sum of one dollar ($1) and such redeemed shares shall be cancelled and returned to the status of authorized and unissued shares. None of such redeemed shares shall be retained by Parkside (Nevada) as treasury shares and such shares shall be reissued in accordance with paragraph 1 of this Article I.

                                   ARTICLE II
                                 EFFECTIVE TIME

        The effective time of the merger shall be upon the issuance of the certificate of merger by the Division of Corporations of the State of Utah and filing the agreement of merger in accordance with Section 92A.200 of the Nevada Revised Statutes with the Secretary of State of Nevada. Prior to said date, this plan and agreement of merger shall (1) have been submitted to and approved by the board of directors of each of the merging corporation; (2) have been approved by the stockholders of each of the merging corporations in accordance with law.

                                  Article III
                                Effect of Merger

     When the merger shall have been effected:

     (i) The merging corporations shall be a single corporation known as "LabCo Pharmaceuticals Corp.," a Nevada corporation.

     (ii)      The separate existence of Parkside (Utah) shall cease.

     (iii) Parkside (Nevada) shall have all rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the Nevada General Corporation Law.

     (iv) Parkside (Nevada) shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public as well as of a private nature of each of the merging corporations and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the merging corporations shall be taken and deemed to be transferred to and vested in Parkside (Nevada) without further act or deed, and the title to any real estate or any interest therein vested in either of the merging corporations shall not revert or be in any way impaired by reason of the merger.

     (v) Parkside (Nevada) shall thenceforth be responsible and liable for all the liabilities and obligations of each of the merging corporations and any claim existing or action or proceeding pending by or against either of the merging corporations may be prosecuted to judgment as if such merger had not taken place, or Parkside (Nevada) may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by reason of the merger.

     (vi) After the effective time of the merger, the earned surplus of Parkside (Nevada) shall equal the aggregate of the earned surpluses of the merging corporations immediately prior to the effective time of the merger. The earned surplus determined as above provided shall continue to be available for payment of dividends by Parkside (Nevada).

     (vii) The certificate of incorporation of Parkside (Nevada) as in effect on the date of the merger provided for in this agreement of merger, shall continue in full force and effect as the certificate of incorporation of the corporation surviving this merger.

     (viii) The bylaws of Parkside (Nevada) as they shall exist on the effective date of this agreement of merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

     (ix) The directors and officers of Parkside (Nevada) shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.


                                   Article IV
             Service of Process; Rights of Dissenting Shareholders

     Parkside (Nevada) hereby agrees that it may be served with process in the State of Utah in any proceeding for enforcement of any obligation of Parkside
(Utah), and in any proceeding for the enforcement of the rights of a dissenting shareholder of Parkside (Utah). Parkside (Nevada) irrevocably appoints the director of the Division of Corporations and Commercial Code as its agent to accept service of process in any such proceeding. The address to which a copy of the process may be mailed is 57 West 200 South, Suite 310, Salt Lake City, Utah 84101. Parkside (Nevada) will promptly pay to the dissenting shareholders of Parkside (Utah) the amount, if any, to which they shall be entitled under the provisions of the Utah Revised Business Corporation Act with respect to the rights of dissenting shareholders.

                                   Article V
                                  Termination

      If, at any time prior to the effective date hereof, events or circumstances occur which is the opinion of a majority of the board of directors of either constituent corporation tenders it inadvisable to consummate the merger, this Agreement of Merger shall not become effective even though previously adopted by the shareholders of the corporation as herein before provided. The filing of the merger documents shall conclusively establish that no action to terminate this plan has been taken by the board of directors of either corporation.

                                   Article VI
                          Amendment of this Agreement

      The boards of directors of the constituent corporations may amend this Agreement of Merger at any time prior to the filing of the Agreement (or a certificate in lieu thereof) with the States of Utah and Nevada provided that an amendment made subsequent to the adoption of the Agreement of Merger by the stockholders of any constituent corporation shall not (1) alter or change the amount of any kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, except to correct manifest error as may be permitted by law; (2) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the merger; or (3) alter or change any of the other terms and conditions of the Agreement of Merger if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

                                  Article VII
                  Amendments to the Articles of Incorporation

      The following are amendments to the Articles of Incorporation of Parkside (Nevada), the surviving entity:

      1. Amend Article I of the Articles of Incorporation to read as follows: The name of the corporation is: LabCo Pharmaceuticals Corp.

      2.    Add article XII to read as follows:

                  No director or officer shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of distributions in violation of NRS 78.300.

      IN WITNESS WHEREOF, Parkside Industries, Inc., a Nevada corporation, has caused this Plan and Agreement of Merger to be signed by its president and its secretary in accordance with the requirements of Section 92A.230 of the Nevada Revised Statutes, and Parkside Industries, Inc., a Utah corporation, has caused this Plan and Agreement of Merger to be signed by its president and its secretary in accordance with the requirements of Section 16-10a-1104 of the Utah Revised Business Corporation Act all as of the day and year first above written.

Attest:                                   Parkside Industries, Inc.
                                          A Utah Corporation



/s/ LAURA OLSON                           By  /s/ McKEEN M. WORTHEN
--------------------------------------      -----------------------------------
Laura Olson, Secretary                            McKeen M. Worthen, President

Attest:                                 Parkside Industries, Inc.
                                        A Nevada Corporation



/s/ LAURA OLSON                         By  /s/ McKEEN M. WORTHEN
-------------------------                 ----------------------------
Laura Olson, Secretary                    McKeen M. Worthen, President